Exhibit 10.2
                                    Amendment

         This Amendment (the "Amendment") is made and entered into as of July 16, 2004 by and between Kellogg Company, a Delaware corporation ("Kellogg", together with its subsidiaries, divisions, affiliates and successors, the "Company"), and Alan Harris ("Employee").

         WHEREAS, Kellogg has entered into an agreement with Employee dated September 22, 2003 (the "Original Agreement"); and

         WHEREAS, Kellogg and Employee desire to amend the Original Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Paragraph 1 of the Original Agreement is deleted in its entirety and replaced with the following:

         1. Title and Employment Duties. Employee shall serve as the Company's Executive Vice President, Chief Marketing and Customer Officer and perform the duties commensurate with such position.

         2. Paragraph 4(d), 4(e) and 4(f) of the Original Agreement are deleted in their entirety and replaced with the following:

              Employee may at any time terminate Employee's employment for "Good Reason." Termination for "Good Reason" means termination by Employee because of (i) a reduction in Employee's base salary or target bonus percentage (i.e., 75%) under the Annual Incentive Plan, as in effect from time to time or failure to be included as a participant in the 2004 or 2005 EPP, provided such plan(s) exist, (ii) the Company's failure to provide any fringe benefit plan or substantially similar benefit or compensation plan which has been made generally available to other management employees of the Company; provided, however, that nothing in this clause shall be construed to constrain the Company from amending or eliminating any benefit or compensation plan; (iii) a breach by the Company of its obligations to Employee under this Agreement in any material respect, or (iv) a material reduction in Employee's responsibilities or duties as in effect immediately prior to such change, provided however, that in the case of each of clauses (i) through (iv) hereof, Employee must provide written notice of any such alleged action of the Company within thirty (30) days of the date Employee knew of such action and the Company shall have thirty (30) days from such written notice to cure such action. If Employee's employment is terminated (i) prior to December 31, 2005 by Employee with Good Reason, or (ii) after December 31, 2005 for any reason other than for "Cause," Employee shall be entitled to
              (i) severance benefits as provided by the Kellogg Company Severance Benefit Plan, as amended from time to time (the "Severance Plan"), provided that Employee is otherwise eligible for receipt of such benefits as provided for by the Severance Plan (e.g., Employee has delivered a full release of the Company), and
              (ii) pension credit as provided in paragraph 3 hereof as though Employee had worked through December 31, 2005.

          3. Paragraph 5(a) (ii) (A) of the Original Agreement is deleted in its entirety and replaced with the following:

              A. the term "Products" shall mean ready-to-eat cereal products, toaster pastries, cereal bars, granola bars, frozen waffles, crispy marshmallow squares, cookies, crackers, ice cream cones, any other grain-based convenience food, fruit snacks, meat substitutes, or any other products which the Company manufactures, distributes, sells or markets (or intends to manufacture, distribute, sell or market) at the time of Employee's departure from the Company.

         4. Paragraph 5(c) of the Original Agreement is deleted in its entirety and replaced with the following:

              Employee agrees not to engage in any form of conduct or make any statements or representations that disparage, portray in a negative light, or otherwise impair the reputation, goodwill or commercial interests of the Company, or its past, present and future subsidiaries, divisions, affiliates, successors, or their officers, directors, attorneys, agents and employees. Certain Company Executives (as defined herein) agree not to engage in any form of conduct or make any statements or representations that disparage, portray in a negative light, or otherwise impair the reputation of Employee. For purposes of this Paragraph, "Certain Company Executives" means the members of the Executive Management Committee at the time of Employee's departure from the Company and for that period of time such individuals are employees of the Company.

         5. Conflict; Entire Agreement; Amendment. Except as expressly modified herein, the Original Agreement remains unmodified in full force and effect. In the event of any conflict or inconsistency between the terms of the Original Agreement and this Amendment, this Amendment shall control. Employee agrees that the Original Agreement (as amended by this Amendment) and the Change of Control Agreement constitute the entire agreement between Employee and the Company, and that the Original Agreement (as amended by this Amendment) and the Change of Control Agreement supersede any and all prior and/or contemporaneous written and/or oral agreements relating to Employee's employment with the Company and termination therefrom. Employee acknowledges that the Original Agreement (as amended by this Amendment) may not be modified except by written document, signed by Employee and the General Counsel the Company.

        IN WITNESS WHEREOF, the parties have executed and agreed to this Employment Agreement on the dates provided below.

EMPLOYEE                                          KELLOGG COMPANY


By: /s/ Alan Harris                               By:  /s/ Carlos M. Gutierrez
    ---------------                                    -----------------------